UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2012

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Chief Financial Officer.

On February 7, 2012, Suffolk Bancorp (the “Company”) announced the appointment of Brian K. Finneran, age 54, as Executive Vice President and Chief Financial Officer of the Company and its banking subsidiary Suffolk County National Bank. The position was vacant at the time of his appointment.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Finneran was granted stock options to acquire 20,000 shares of Company common stock with a per share exercise price equal to the closing price of a share of Suffolk Bancorp common stock on the date of grant, vesting in three equal annual installments on each of the first, second, and third anniversaries of the grant date subject to his continued employment (subject to accelerated vesting upon certain terminations of employment and a change of control of the Company).

Mr. Finneran entered into a Change of Control Employment Agreement that is substantially similar to the form of Change of Control Employment Agreements entered into with other executive officers of the Company. Mr. Finneran’s Change of Control Employment Agreement provides for a minimum level of compensation and benefits during the three-year period immediately following a “change of control” of the Company and provides for severance equal to three times the sum of his base salary and target annual bonus, as well as three years of continued medical and dental benefits in the event that Mr. Finneran’s employment is terminated without “cause” or he resigns with “good reason” during the three-year period immediately following a change of control. The Change of Control Employment Agreement also provides for a reduction of compensation and benefits to Mr. Finneran in the event that such reduction would avoid excise taxes under Sections 280G and 4999 of the Internal Revenue Code and result in a better after-tax outcome for Mr. Finneran.

Mr. Finneran had served as Executive Vice President and Chief Financial Officer of State Bancorp since 1997, and Senior Vice President and Comptroller from 1990 to 1997.

The foregoing summaries are qualified in their entirety by reference to the form of Option Award Agreement, a copy of which is attached hereto as Exhibit 10.1; and the Change of Control Employment Agreement with Mr. Finneran, a copy of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Attached as Exhibit 99.1 is the Company’s press release titled, “SUFFOLK BANCORP APPOINTS BRIAN K. FINNERAN AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER” dated February 7, 2012.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Option Award Agreement

10.2	Change of Control Employment Agreement

99.1	Press release titled, “SUFFOLK BANCORP APPOINTS BRIAN K. FINNERAN AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,” dated February 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLK BANCORP

Dated February 7, 2012	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary

EXHIBIT INDEX

10.1	Option Award Agreement

10.2	Change of Control Employment Agreement

99.1	Press release titled, “SUFFOLK BANCORP APPOINTS BRIAN K. FINNERAN AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,” dated February 7, 2012